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                                  February 5, 1998


TRICON Global Restaurants, Inc.
1441 Gardiner Lane
Louisville, Kentucky  40213

          Re:  Registration Statement on Form S-3 with respect to
               $2 Billion Principal Amount of Debt Securities

Ladies and Gentlemen:

     We have acted as counsel to TRICON Global Restaurants, Inc. (the "Company") in connection with the registration by the Company of up to $2 billion principal amount of Debt Securities, issuable pursuant to the Indenture filed as Exhibit 4.1 to amendment no. 1 to the registration statement on Form S-3 (file no. 333-42969) (the "Registration Statement") that is being filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). All capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

     The Debt Securities are to be issued in accordance with the terms of the Indenture in one or more series (without limitation as to maturity) and are to be sold from time to time as set forth in the Registration Statement, the prospectus contained therein dated February 5, 1998 (the "Prospectus") and any amendments or supplements to the Registration Statement or the Prospectus.

     The Board of Directors of the Company has authorized the Company to incur or to contract to incur (i) indebtedness for borrowed money with maturities of one year or less ("Short Term Indebtedness") which, together with all other Short Term Indebtedness of the Company and its subsidiaries at such time outstanding, shall not exceed US $3.5 billion (as such limitation may be duly amended by the Board of Directors of the Company from time to time, the "Short-Term Indebtedness Limitation"), and (ii) indebtedness for borrowed money with maturities greater than one year ("Long Term Indebtedness") which, together with all other Long Term Indebtedness of the Company and its subsidiaries at such time outstanding, shall not exceed US $7 billion (as such limitation may be duly

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TRICON Global Restaurants
February 5, 1998
Page 2

amended by the Board of Directors of the Company from time to time, the "Long Term Indebtedness Limitation"). We have been advised by the Company, and we have assumed for the purpose of this opinion, that the Company will not issue or contract to issue Debt Securities having maturities of one year or less which, together with all other Short Term Indebtedness of the Company and its subsidiaries at such time outstanding, will exceed the Short Term Indebtedness Limitation, or Debt Securities having maturities greater than one year which, together with all other Long Term Indebtedness of the Company and its subsidiaries at such time outstanding, will exceed the Long Term Indebtedness Limitation.

     In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein, and we have relied upon an officer's certificate as to certain factual matters.

     Based on and subject to the foregoing, we are of the opinion that, when (i) the Registration Statement shall have been declared effective by order of the Commission, (ii) the terms of any series of the Debt Securities have been authorized by appropriate corporate action of the Company and in accordance with the Indenture and (iii) the Debt Securities have been issued and authenticated in accordance with the Indenture and upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus (including upon receipt by the Company of the purchase price therefor), the Debt Securities will be legal and binding obligations of the Company.

     We hereby consent to be named in the Registration Statement and in the Prospectus as attorneys who passed upon the legality of the Debt Securities and to the filing with the Commission of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In


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TRICON Global Restaurants
February 5, 1998
Page 3

giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    WOMBLE CARLYLE SANDRIDGE & RICE
                                    A PROFESSIONAL LIMITED LIABILITY COMPANY


                                    By: /s/ Garza Baldwin, III
                                       ---------------------------------
                                             Garza Baldwin, III